SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2010 (June 2, 2010)
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the Annual Meeting of Shareholders of Orbitz Worldwide, Inc. (the “Company”) held on June 2, 2010, the Company’s shareholders, upon the recommendation of the Board of Directors, approved an amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated (the “Equity and Incentive Plan”), to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares.
     A brief summary of the Equity and Incentive Plan was included as part of Proposal 2 in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2010. The foregoing description of the Equity and Incentive Plan is qualified in its entirety by reference to the Equity and Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On June 2, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved grants of performance-based restricted stock units (“PSUs”) to the following named executive officers under the Equity and Incentive Plan.

Number of Shares
Name	Underlying PSUs
Barney Harford, President and Chief Executive Officer	250,000
Michael J. Nelson, President, Partner Services Group	40,000
Frank Petito, President, Orbitz for Business	17,000
James P. Shaughnessy, Senior Vice President, Chief Administrative Officer and General Counsel	40,000
     Subject to the Company’s achievement of an adjusted EBITDA threshold for the fiscal year ending December 31, 2010, each PSU represents the right to receive one share of the Company’s common stock (or cash equal to the fair market value of one such share) on the applicable vesting date. Twenty-five percent (25%) of each PSU award vests on each of the first, second, third and fourth anniversaries of the date of grant, subject to the achievement of the aforementioned performance condition and, except as set forth in the agreement evidencing the PSU award, the executive’s continued employment with the Company.
     The PSUs are further subject to the additional terms and conditions set forth in performance-based restricted stock unit award agreement, forms of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. In addition, the Committee has retained the right in its sole discretion to reduce or eliminate the vesting of any PSU award.

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company held its Annual Meeting of Shareholders on June 2, 2010. A total of 88,125,107 shares of common stock were present or represented by proxy at the meeting. The Company’s shareholders voted on three proposals and cast their votes as follows:
     Proposal 1: To elect three directors to the Company’s Board of Directors to serve for terms of three years:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Jeff Clarke	64,651,096	3,370,342
Jill A. Greenthal	63,377,991	4,643,447
Paul C. (“Chip”) Schorr, IV	64,738,551	3,282,887
     William C. Cobb, Richard P. Fox, Bradley T. Gerstner and Jaynie Miller Studenmund, whose terms expire in 2011, and Martin J. Brand, William J.G. Griffith, IV and Barney Harford, whose terms expire in 2012, were not up for election at the meeting.
     Proposal 2: To approve an amendment to the Equity and Incentive Plan to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
61,247,147	6,762,525	11,765	20,103,670
     Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
87,947,159	101,733	76,213	0
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.

10.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 2, 2010.

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement (Chief Executive Officer).

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement (Executive Officers).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
June 8, 2010	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 2, 2010.

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement (Chief Executive Officer).

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement (Executive Officers).

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